Exhibit 99.1

CLAYTON WILLIAMS ENERGY ANNOUNCES FIRST QUARTER 2016
FINANCIAL RESULTS

Midland, Texas, May 5, 2016 (BUSINESS WIRE) - Clayton Williams Energy, Inc. (the “Company”) (NYSE-CWEI) today reported its financial results for the first quarter of 2016.

Summary

•	Oil and Gas Production of 13.6 MBOE/d

•	Net Loss of $35.3 million; Adjusted Net Loss[1] (non-GAAP) of $30.7 million

•	Cash Flow from Operations of $0.5 million; EBITDAX[2] (non-GAAP) of $9.5 million

•	Liquidity of $283 million, including cash of $185 million

Financial Results for the First Quarter of 2016

The Company reported a net loss for the first quarter of 2016 (“1Q16”) of $35.3 million, or $2.90 per share, as compared to a net loss of $18.2 million, or $1.50 per share, for the first quarter of 2015 (“1Q15”). Adjusted net loss1 (non-GAAP) for 1Q16 was $30.7 million, or $2.53 per share, as compared to adjusted net loss1 (non-GAAP) of $20.5 million, or $1.69 per share, for 1Q15. Cash flow from operations for 1Q16 was $0.5 million as compared to $20.1 million for 1Q15. EBITDAX2 (non-GAAP) for 1Q16 was $9.5 million as compared to $26.1 million for 1Q15.

The key factors affecting the comparability of financial results for 1Q16 versus 1Q15 were:

•
Oil and gas sales for 1Q16, excluding amortized deferred revenues, decreased $28.2 million compared to 1Q15. Price variances accounted for a $15.9 million decrease and production variances accounted for a $12.3 million decrease. Average realized oil prices were $28.10 per barrel in 1Q16 versus $43.90 per barrel in 1Q15, average realized gas prices were $1.74 per Mcf in 1Q16 versus $2.65 per Mcf in 1Q15, and average realized natural gas liquids (“NGL”) prices were $8.91 per barrel in 1Q16 versus $13.01 per barrel in 1Q15. Amortized deferred revenue in 1Q16 totaled $0.2 million as compared to $1.8 million in 1Q15.

•
Oil, gas and NGL production per barrel of oil equivalent (“BOE”) decreased 21% in 1Q16 as compared to 1Q15, with oil production decreasing 25% to 9,868 barrels per day, gas production decreasing 9% to 14,242 Mcf per day, and NGL production decreasing 6% to 1,396 barrels per day. Oil and NGL production accounted for approximately 83% of the Company’s total BOE production in 1Q16 versus 85% in 1Q15. After giving effect to the sale of selected leases and wells in South Louisiana in September 2015, oil, gas and NGL production per BOE decreased 19% in 1Q16 as compared to 1Q15. See accompanying tables for additional information about the Company’s oil and gas production.

•
Production costs in 1Q16 were $17.2 million versus $23.4 million in 1Q15 due primarily to lower oilfield service costs and reductions in production taxes associated with a decrease in commodity prices. Production costs on a BOE basis, excluding production taxes, decreased 2% to $12.97 per BOE in 1Q16 versus $13.26 per BOE in 1Q15.

•
Interest expense for 1Q16 was $17.1 million versus $13.3 million for 1Q15. The increase was due primarily to incremental interest expense on funded indebtedness incurred under a second lien term loan credit facility issued in connection with a refinancing in March 2016 (the “Refinancing”) and to the write-off of debt issuance costs associated with a reduction in aggregate lender commitments under our revolving credit facility.

•
In connection with the Refinancing, the Company issued warrants to purchase 2,251,364 shares of its common stock at a price of $22.00 per share for cash consideration of $16.8 million. The warrants expire in 2026 and contain various anti-dilution provisions. The Company accounts for the warrants as derivative instruments and carries the warrants as a non-current liability at their fair value. The Company recorded a $6.3 million gain on change in fair value in 1Q16.

•
Gain on commodity derivatives for 1Q16 was $0.6 million (including a $2.9 million gain on settled contracts) versus a gain on commodity derivatives in 1Q15 of $4.6 million (no gain or loss on settled contracts). See accompanying tables for additional information about the Company’s accounting for derivatives.

•
Lower commodity prices negatively impacted the Company’s results of operations due to asset impairments. The Company recorded an impairment of proved properties in 1Q16 of $2.3 million related to the write-down of certain non-core properties located primarily in Oklahoma and the Permian Basin to their estimated fair value. By comparison, the Company recorded an impairment of proved properties in 1Q15 of $2.5 million related to the write-down of certain non-core properties located in Louisiana to their estimated fair value.

•
The Company recorded an $8.4 million charge to fully impair the carrying value of the Company’s investment in Dalea Investment Group, LLC in 1Q16, as compared to a partial impairment of this investment of $0.9 million in 1Q15.

•
General and administrative expenses for 1Q16 were $3.9 million versus $9.1 million for 1Q15. Changes in compensation expense attributable to the Company’s APO reward plans accounted for a net decrease of $2.9 million ($0.8 million credit in 1Q16 versus a $2.1 million expense in 1Q15). The remaining decrease was largely attributable to salary and personnel reductions.

1 See “Computation of Adjusted Net Loss (non-GAAP)” below for an explanation of how the Company calculates and uses adjusted net loss (non-GAAP) and for a reconciliation of net loss (GAAP) to adjusted net loss (non-GAAP).
2 See “Computation of EBITDAX (non-GAAP)” below for an explanation of how the Company calculates and uses EBITDAX (non-GAAP) and for a reconciliation of net loss (GAAP) to EBITDAX (non-GAAP).

Balance Sheet and Liquidity

As of March 31, 2016, total long-term debt was $915.4 million, consisting of $322.5 million under the second lien term loan credit facility and $592.9 million of 7.75% Senior Notes due 2019. The borrowing base established by the banks under the revolving credit facility and the aggregate lender commitment was $100 million at March 31, 2016. The Company had $98.1 million of availability under the revolving credit facility after allowing for outstanding letters of credit of $1.9 million. Liquidity, consisting of cash plus funds available on the revolving credit facility, totaled $283 million.

Scheduled Conference Call

The Company will host a conference call to discuss these results and other forward-looking items Thursday, May 5th at 10:30 a.m. CT (11:30 a.m. ET).

A live webcast for investors and analysts will be available on the Company’s website at www.claytonwilliams.com under the “Investors” section. The webcast will be archived on the site for 30 days following the call.

Participants should call (877) 868-1835 and indicate 96986281 as the conference passcode. A replay will be available from 1:30 p.m. CT (2:30 p.m. ET) on May 5th until May 12th. To listen to the replay dial (855) 859-2056 and enter passcode 96986281.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums                    Michael L. Pollard
Director of Investor Relations            Chief Financial Officer
(432) 688-3419                    (432) 688-3029
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share)

	Three Months Ended March 31,
	2016	2015
REVENUES
Oil and gas sales	$28,826	$58,570
Midstream services	1,287	1,611
Drilling rig services	—	23
Other operating revenues	201	3,938
Total revenues	30,314	64,142

COSTS AND EXPENSES
Production	17,154	23,430
Exploration:
Abandonments and impairments	990	1,623
Seismic and other	111	866
Midstream services	336	399
Drilling rig services	1,269	1,876
Depreciation, depletion and amortization	38,613	42,654
Impairment of property and equipment	2,347	2,531
Accretion of asset retirement obligations	1,029	958
General and administrative	3,891	9,143
Other operating expenses	1,151	844
Total costs and expenses	66,891	84,324
Operating loss	(36,577)	(20,182)

OTHER INCOME (EXPENSE)
Interest expense	(17,087)	(13,277)
Gain on change in fair value of common stock warrants	6,305	—
Gain on commodity derivatives	626	4,632
Impairment of investment in Dalea Investment Group, LLC	(8,431)	(922)
Other	860	1,615
Total other income (expense)	(17,727)	(7,952)
Loss before income taxes	(54,304)	(28,134)
Income tax benefit	19,043	9,902
NET LOSS	$(35,261)	$(18,232)

Net loss per common share:
Basic	$(2.90)	$(1.50)
Diluted	$(2.90)	$(1.50)
Weighted average common shares outstanding:
Basic	12,170	12,170
Diluted	12,170	12,170

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED BALANCE SHEETS (In thousands) ASSETS

	March 31,	December 31,
	2016	2015
CURRENT ASSETS	(Unaudited)

Cash and cash equivalents	$184,891	$7,780
Accounts receivable:
Oil and gas sales	11,936	16,660
Joint interest and other, net	3,725	3,661
Affiliates	317	260
Inventory	29,975	31,455
Deferred income taxes	6,153	6,526
Prepaids and other	1,170	2,463
	238,167	68,805
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	2,595,704	2,585,502
Pipelines and other midstream facilities	60,198	60,120
Contract drilling equipment	123,893	123,876
Other	19,139	19,371
	2,798,934	2,788,869
Less accumulated depreciation, depletion and amortization	(1,628,501)	(1,587,585)
Property and equipment, net	1,170,433	1,201,284

OTHER ASSETS
Investments and other	7,240	17,331
	$1,415,840	$1,287,420

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable:
Trade	$19,107	$29,197
Oil and gas sales	16,121	19,490
Affiliates	228	383
Fair value of commodity derivatives	2,223	—
Accrued liabilities and other	27,893	16,669
	65,572	65,739
NON-CURRENT LIABILITIES
Long-term debt	915,378	742,410
Deferred income taxes	89,580	108,996
Fair value of commodity derivatives	33	—
Fair value of common stock warrants	10,458	—
Asset retirement obligations	49,741	48,728
Accrued compensation under non-equity award plans	15,300	16,254
Deferred revenue from volumetric production payment and other	5,441	5,695
	1,085,931	922,083
STOCKHOLDERS’ EQUITY
Preferred stock, par value $.10 per share	—	—
Common stock, par value $.10 per share	1,216	1,216
Additional paid-in capital	152,686	152,686
Retained earnings	110,435	145,696
Total stockholders' equity	264,337	299,598
	$1,415,840	$1,287,420

CLAYTON WILLIAMS ENERGY, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(35,261)	$(18,232)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation, depletion and amortization	38,613	42,654
Impairment of property and equipment	2,347	2,531
Abandonments and impairments	990	1,623
(Gain) loss on sales of assets and impairment of inventory, net	708	(3,071)
Deferred income tax benefit	(19,043)	(9,902)
Non-cash employee compensation	(1,068)	1,314
Gain on commodity derivatives	(626)	(4,632)
Cash settlements of commodity derivatives	2,882	—
Accretion of asset retirement obligations	1,029	958
Amortization of debt issue costs and original issue discount	2,381	747
Gain on change in fair value of common stock warrants	(6,305)	—
Amortization of deferred revenue from volumetric production payment	(202)	(1,778)
Impairment of investment in Dalea Investment Group, LLC	8,431	922
Other	(199)	(424)
Changes in operating working capital:
Accounts receivable	4,603	22,555
Accounts payable	(10,652)	(26,178)
Other	11,894	10,997
Net cash provided by operating activities	522	20,084
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(14,240)	(89,537)
Proceeds from sales of assets	1,380	4,995
Decrease in equipment inventory	214	1,707
Other	138	266
Net cash used in investing activities	(12,508)	(82,569)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	343,237	42,000
Proceeds from issuance of common stock warrants	16,763	—
Repayments of long-term debt	(160,000)	—
Payment of debt issuance costs	(10,903)	—
Net cash provided by financing activities	189,097	42,000
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	177,111	(20,485)
CASH AND CASH EQUIVALENTS
Beginning of period	7,780	28,016
End of period	$184,891	$7,531

CLAYTON WILLIAMS ENERGY, INC.
COMPUTATION OF ADJUSTED NET LOSS (NON-GAAP)
(Unaudited)
(In thousands, except per share)

Adjusted net loss is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as a tool for operating trends analysis and industry comparisons. Adjusted net loss is not an alternative to net loss presented in conformity with GAAP.

The Company defines adjusted net loss as net loss before changes in fair value of commodity derivatives and common stock warrants, abandonments and impairments, impairments of property and equipment, net (gain) loss on sales of assets and impairment of inventory, amortization of deferred revenue from volumetric production payment, impairment of investments, certain non-cash and unusual items and the impact on taxes of the adjustments for each period presented.

The following table is a reconciliation of net loss (GAAP) to adjusted net loss (non-GAAP):

	Three Months Ended
	March 31,
	2016	2015
Net loss	$(35,261)	$(18,232)
Gain on commodity derivatives	(626)	(4,632)
Cash settlements of commodity derivatives	2,882	—
Gain on change in fair value of common stock warrants	(6,305)	—
Abandonments and impairments	990	1,623
Impairment of property and equipment	2,347	2,531
Net (gain) loss on sales of assets and impairment of inventory	708	(3,071)
Amortization of deferred revenue from volumetric production payment	(202)	(1,778)
Non-cash employee compensation	(1,068)	1,314
Impairment of investment in Dalea Investment Group, LLC	8,431	922
Other	(199)	(424)
Tax impact (a)	(2,442)	1,237
Adjusted net loss	$(30,745)	$(20,510)

Adjusted earnings per share:
Diluted	$(2.53)	$(1.69)

Weighted average common shares outstanding:
Diluted	12,170	12,170

Effective tax rates	35.1%	35.2%
_______

(a)	The tax impact is computed utilizing the Company’s effective tax rate on the adjustments for each period presented.

CLAYTON WILLIAMS ENERGY, INC. COMPUTATION OF EBITDAX (NON-GAAP) (Unaudited) (In thousands)

EBITDAX is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as an indication of an entity's ability to meet its debt service obligations and to internally fund its exploration and development activities. EBITDAX is not an alternative to net loss or cash flow from operating activities, or any other measure of financial performance presented in conformity with GAAP.

The Company defines EBITDAX as net loss before interest expense, income taxes, exploration costs, net (gain) loss on sales of assets and impairment of inventory, and all non-cash items in the Company's statements of operations, including depreciation, depletion and amortization, impairment of property and equipment, accretion of asset retirement obligations, amortization of deferred revenue from volumetric production payment, certain employee compensation, changes in fair value of commodity derivatives and common stock warrants, impairment of investments and certain non-cash and unusual items.

The following table reconciles net loss to EBITDAX:

	Three Months Ended
	March 31,
	2016	2015
Net loss	$(35,261)	$(18,232)
Interest expense	17,087	13,277
Income tax benefit	(19,043)	(9,902)
Exploration:
Abandonments and impairments	990	1,623
Seismic and other	111	866
Net (gain) loss on sales of assets and impairment of inventory	708	(3,071)
Depreciation, depletion and amortization	38,613	42,654
Impairment of property and equipment	2,347	2,531
Accretion of asset retirement obligations	1,029	958
Amortization of deferred revenue from volumetric production payment	(202)	(1,778)
Non-cash employee compensation	(1,068)	1,314
Gain on commodity derivatives	(626)	(4,632)
Cash settlements of commodity derivatives	2,882	—
Gain on change in fair value of common stock warrants	(6,305)	—
Impairment of investment in Dalea Investment Group, LLC	8,431	922
Other	(199)	(424)
EBITDAX (a)	$9,494	$26,106

The following table reconciles net cash provided by operating activities to EBITDAX:

Net cash provided by operating activities	$522	$20,084
Changes in operating working capital	(5,845)	(7,374)
Seismic and other	111	866
Cash interest expense	14,706	12,530
_______	$9,494	$26,106

(a)
In September 2015, the company sold interests in selected leases and wells in South Louisiana. Revenue, net of direct expenses, associated with the sold properties was $0.7 million for the three months ended March 31, 2015.

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY PRODUCTION AND PRICE DATA
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Oil and Gas Production Data:
Oil (MBbls)	898	1,179
Gas (MMcf)	1,296	1,406
Natural gas liquids (MBbls)	127	134
Total (MBOE)	1,241	1,547
Total (BOE/d)	13,638	17,193
Average Realized Prices (a) (b):
Oil ($/Bbl)	$28.10	$43.90
Gas ($/Mcf)	$1.74	$2.65
Natural gas liquids ($/Bbl)	$8.91	$13.01
Gain on Settled Commodity Derivative Contracts (b):
($ in thousands, except per unit)
Oil:
Cash settlements received	$2,882	$—
Per unit produced ($/Bbl)	$3.21	$—
Average Daily Production:
Oil (Bbls):
Permian Basin Area:
Delaware Basin	2,938	3,780
Other	3,071	3,117
Austin Chalk	1,773	1,918
Eagle Ford Shale	1,987	3,949
Other (c)	99	336
Total	9,868	13,100
Natural Gas (Mcf):
Permian Basin Area:
Delaware Basin	2,571	3,039
Other	6,663	6,803
Austin Chalk	1,686	1,716
Eagle Ford Shale	411	604
Other (c)	2,911	3,460
Total	14,242	15,622
Natural Gas Liquids (Bbls):
Permian Basin Area:
Delaware Basin	381	393
Other	744	765
Austin Chalk	170	167
Eagle Ford Shale	85	139
Other (c)	16	25
Total	1,396	1,489

(Continued)

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY PRODUCTION AND PRICE DATA
(Unaudited)

	Three Months Ended March 31,
	2016	2015
BOE:
Permian Basin Area:
Delaware Basin	3,748	4,679
Other	4,925	5,016
Austin Chalk	2,224	2,371
Eagle Ford Shale	2,141	4,189
Other (c)	600	938
Total	13,638	17,193

Oil and Gas Costs ($/BOE Produced):
Production costs	$13.82	$15.15
Production costs (excluding production taxes)	$12.97	$13.26
Oil and gas depletion	$28.03	$25.13
______

(a)
Oil and gas sales includes $0.2 million for the three months ended March 31, 2016 and $1.8 million for the three months ended March 31, 2015 of amortized deferred revenue attributable to a volumetric production payment (“VPP”) transaction effective March 1, 2012. In August 2015, we terminated the VPP covering 277 MBOE of oil and gas production from August 2015 through December 2019 for $13.7 million. The calculation of average realized sales prices excludes production of 23,151 barrels of oil and 16,087 Mcf of gas for the three months ended March 31, 2015 associated with the VPP.

(b)
Hedging gains/losses are only included in the determination of the Company’s average realized prices if the underlying commodity derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2016 or 2015 commodity derivative contracts as cash flow hedges. This means that the Company’s commodity derivatives for 2016 and 2015 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company’s balance sheet. This also means that all realized gains/losses on these commodity derivatives are reported in other income/expense instead of as a component of oil and gas sales.

(c)	Following is a summary of the average daily production related to interests in producing properties we sold effective September 2015 (selected leases and wells in South Louisiana).

	Three Months Ended March 31,
	2016	2015
Average Daily Production:

South Louisiana:
Oil (Bbls)	—	178
Natural gas (Mcf)	—	1,633
NGL (Bbls)	—	—
Total (BOE)	—	450

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY OF OPEN COMMODITY DERIVATIVES
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to March 31, 2016. In addition, the Company granted the counterparty an option on 739 MBbls of oil production from July 2016 through December 2016 at $40.25 per barrel exercisable by the counterparty on June 30, 2016. Settlement prices of commodity derivatives are based on NYMEX futures prices. In April 2016, we entered into costless collars covering 1,128 MBbls of our oil production for the period from January 2017 through December 2017 at a weighted average floor price of $41.57 and a weighted average ceiling price of $50.81.

Swaps:

	Oil
	MBbls	Price
Production Period:
2nd Quarter 2016	518	$40.47
3rd Quarter 2016	176	$42.70
4th Quarter 2016	167	$42.70
2017	315	$44.30
	1,176

Swaps Subject to Optional Extension:

	Oil
	MBbls	Price
Production Period:
3rd Quarter 2016	378	$40.25
4th Quarter 2016	361	$40.25
	739

Crude Oil Costless Collars:

Oil
		Weighted	Weighted
		Average	Average
	MBbls	Floor Price	Ceiling Price
Production Period:
2017	1,128	$41.57	$50.81
1,128